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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Stockholders of Foundation Health Systems, Inc.
Woodland Hills, California


We consent to the incorporation by reference in Registration Statements on Forms S-8 (i) filed on December 4, 1998 and on March 31, 1998, and (ii) No. 333-35193, No. 333-24621, No. 33-74780 and No. 33-90976 of our report dated
March 31, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Foundation Health Systems, Inc. (the "Company") for the year ended December 31, 1998.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Foundation Health Systems, Inc., listed in Item 14(a). The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE
Los Angeles, California
March 31, 1999